EXHIBIT 1.01

Conflict Minerals Report of ESCO Technologies Inc.

for Calendar Year 2014

This is the Conflict Minerals Report of ESCO Technologies Inc. (“ESCO”) for calendar year 2014, provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”).  The Conflict Minerals Rule requires ESCO to perform certain procedures and disclose information about the use and origin of “Conflict Minerals” which are necessary to the functionality or production of products ESCO manufactures or contracts to have manufactured.  “Conflict Minerals” are defined for purposes of the Conflict Minerals Rule as cassiterite, columbite-tantalite, wolframite, their respective derivatives tin, tantalum and tungsten, and gold.

ESCO is a producer of engineered products and systems sold to customers worldwide, primarily for utility, industrial, aerospace and commercial applications.  ESCO conducts its business in three operating segments, through a number of wholly-owned direct and indirect subsidiaries. These segments, together with the significant domestic and foreign operating subsidiaries within each segment, are as follows:

Filtration/Fluid Flow:
Crissair, Inc.
PTI Technologies Inc.
Thermoform Engineered Quality LLC
VACCO Industries

RF Shielding and Test:
Beijing Lindgren ElectronMagnetic Technology Co., Ltd.
ETS-Lindgren GmbH
ETS Lindgren Engineering India Pvt. Ltd.
ETS-Lindgren Inc.
ETS Lindgren Japan, Inc.
ETS Lindgren Limited
ETS-Lindgren OY

Utility Solutions Group:
Doble Engineering Company
Doble PowerTest Ltd.
Doble TransiNor AS

ESCO’s products require a wide variety of components and materials, and Conflict Minerals that are necessary to the functionality or production of ESCO’s products are common across its product portfolio.  ESCO sources its components and subassemblies from a global supply base that includes distributors, value-added resellers, original equipment manufacturers and contract manufacturers.

ESCO’s Reasonable Country of Origin Inquiry

In accordance with the Conflict Minerals Rule, ESCO has performed a “reasonable country of origin inquiry” (“RCOI”) on Conflict Minerals in its supply chain to determine whether these Conflict Minerals were sourced from the Democratic Republic of Congo (“DRC”) or adjoining countries or were from recycled or scrap sources.

As a result of its RCOI process, ESCO has concluded in good faith that during 2014:

•	Conflict Minerals were necessary to the functionality or production of many of the products ESCO manufactured or contracted to have manufactured; and

•	ESCO was not able to reach a conclusion as to all sources of the Conflict Minerals necessary to the functionality or production of the products it manufactured or contracted to have manufactured.

Description of ESCO’s Due Diligence

ESCO designed and performed its due diligence measures to conform in all material respects with the Organisation for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (the “OECD Guidance”) and related Supplements for each of the Conflict Minerals.

ESCO’s due diligence measures were based on the OECD Guidance.  Because ESCO is many steps removed from the mining of Conflict Minerals and does not purchase raw ore or unrefined Conflict Minerals, the due diligence included extensive communications with its suppliers.  ESCO focused its efforts for the second reporting year on its suppliers and contract manufacturers in an effort to continue to build Conflict Mineral awareness, assess the transparency of its supply chain and identify the smelters/refiners in its supply chain.

ESCO maintains a system of internal procedures and controls to identify and trace Conflict Minerals within its supply chain.  A summary of ESCO’s activities, which are in line with the OECD Guidance, are outlined below.

Step 1:  Establish strong company management systems

•	ESCO maintains a formal policy that reflects its desire to achieve a “DRC conflict free” determination over time.

•
ESCO maintains a governance model to oversee the implementation and ongoing management of its Conflict Minerals Compliance Program, including a Conflict Minerals Core Team with representatives from each significant subsidiary, led by its Assistant General Counsel, to develop policies, standards and processes that relate to the identification of Conflict Minerals risk in its supply chain.  The Core Team solicits the participation of leadership from the various ESCO business units to maintain a governance structure which enables sustainable compliance and actively mitigates the risk of not meeting regulatory requirements.  The Core Team is responsible for developing policies and standards as well as developing and maintaining a project charter, compliance project plan, communication strategy, awareness training, project status report, and standard retention policy.

•
ESCO has implemented an annual process to evaluate parts and suppliers in its supply chain for potential Conflict Minerals risk.  In alignment with the OECD Guidance, each of ESCO’s subsidiaries identifies and assesses the risks in its supply chain by conducting a risk-rated analysis of its products, parts, and suppliers.

•	Supplier agreements have been updated to require suppliers to provide information on their use and source of Conflict Minerals.

•
ESCO is adapting its internal processes, procedures and systems to accommodate the capture, maintenance, retrieval and reporting of Conflict Minerals supplier and parts status, thereby improving transparency and the ability to certify its status in forthcoming years.

•	ESCO has communicated its policy regarding Conflict Minerals to all suppliers and annually provides compliance training for at-risk suppliers.

•
ESCO provides a feedback mechanism on its website at www.escotechnologies.com which is available to all interested parties to provide information or voice their concerns regarding ESCO’s sourcing and use of Conflict Minerals in its products.

Step 2:  Identify and assess risks in the supply chain

•
On an annual basis, ESCO performs due diligence to identify the parts within each of its subsidiary’s active bills of materials (“BOMs”) that are known or are likely to contain Conflict Minerals using a risk based approach.

•	ESCO requires suppliers to complete a survey at the supplier and part level using the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (CMRT).

•	ESCO reviews survey responses received from suppliers for completeness, validates for sufficiency and follows up with any supplier that did not complete the survey, through an outreach program.

•	ESCO reviews aggregated supplier survey responses and reports key RCOI metrics as part of a bi-monthly Conflict Minerals reporting process.

•	ESCO conducts a review of summary smelter information to determine if the smelter was certified as conflict free or if supporting information presents a “red flag” as defined by the OECD Guidance.

Step 3:  Design and implement a strategy to respond to identified risks

•
ESCO completed an OECD Gap Analysis at the conclusion of its 2014 due diligence and provided a summary of the identified risks and gaps to senior management with recommended action plans to reduce risks and close gaps.

•	ESCO maintains a risk mitigation strategy with the goal of systematically reducing the extent of exposure to Conflict Minerals risks and the likelihood of their occurrence.

•	Conflict mineral reporting requirements are being integrated into ESCO’s broader internal control procedures.

•
ESCO continues to integrate its policies, procedures and systems modifications in a systematic and deliberate manner that will make them integral to ESCO’s business and establish the capability to routinely obtain, maintain, and retrieve the key data required to demonstrate reasonable efforts for compliance.

•
As ESCO reviews supplier responses to the RCOI, any risks identified will be evaluated, and opportunities to mitigate risks will be addressed.  ESCO will address unresponsive suppliers and determine options for corrective actions.

•	Additional fact finding, risk assessments, and changes in circumstances will take place as part of ESCO’s annual review of its Conflict Minerals compliance program.

Step 4:  Carry out independent third-party audit of smelters’/refiners’ due diligence practices

•
ESCO cooperates and participates with industry associations to enhance transparency and traceability in the supply chain and supports independent third-party audits of smelters’/refiners’ due diligence by independent industry associations who perform these audits.

•
Given the nature of ESCO’s businesses, their positions in the supply chain, the associated cost, and the current lack of transparency in the supply chain, ESCO is not in a position to audit smelters/refiners directly.

Step 5:  Report annually on supply chain due diligence

•
ESCO performs due diligence on its conflict minerals supply chain annually, maintains a process to summarize, review, and approve compliance results and completion of the Form SD and the Conflict Minerals Report and assure timely filing of these documents with the SEC.

Risk Mitigation and Future Due Diligence Measures

ESCO will continue to improve its due diligence efforts through increasingly focused efforts including (but not limited to):

•
Continue to require suppliers to identify the 3TG contained in the products they supply and when requested on an annual basis, to provide current, accurate and complete information on the smelters and refiners used in the manufacture of parts supplied to ESCO.

•	Direct the reasonable country of origin inquiry for parts purchased from third party distributors to the manufacturer of the parts when able.

•	Continue to work with suppliers in the ESCO supply chain to provide the required information.

•	Identify new supply chain partners to improve and refine the country of origin information collected.

Determination

Based on the process described above, ESCO received responses from over 400 direct material suppliers, representing more than 50% of the active parts surveyed that were used in its 2014 manufactured goods.

Based on the information provided by ESCO’s suppliers utilized during 2014, ESCO believes that the facilities that may have been used to process 3TG’s in ESCO’s products include the smelters and refiners listed in Appendix I, starting on page 6. The supplier responses included Conflict Free, Known and Unknown smelters, but based on the absence of reliable information on the Unknown smelters, only the Conflict Free and Known smelters have been included.

•
Based on the due diligence efforts and the absence of full supply chain visibility throughout the supply base, ESCO is unable to determine the source of origin of the conflict minerals and does not have sufficient information to conclusively determine the countries of origin of 3TG’s contained in ESCO’s products.

APPENDIX I
Metal	Smelter Name 1	Country	Smelter ID	CFSI Status
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019	CFSI
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSI
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFSI
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058	CFSI
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077	CFSI
Gold	Asahi Pretec Corp	JAPAN	CID000082	Known
Gold	Asaka Riken Co Ltd	JAPAN	CID000090	CFSI
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSI
Gold	Aurubis AG	GERMANY	CID000113	CFSI
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFSI
Gold	Bauer Walser AG	GERMANY	CID000141	CFSI
Gold	Boliden AB	SWEDEN	CID000157	CFSI
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI
Gold	Caridad	MEXICO	CID000180	CFSI
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185	CFSI
Gold	Cendres & Métaux SA	SWITZERLAND	CID000189	CFSI
Gold	Chimet S.p.A.	ITALY	CID000233	CFSI
Gold	China National Gold Group Corporation	CHINA	CID000242	CFSI
Gold	Chugai Mining	JAPAN	CID000264	CFSI
Gold	Colt Refining	UNITED STATES	CID000288	CFSI
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328	CFSI
Gold	Daeryong Enc	KOREA, REPUBLIC OF	CID000333	Known
Gold	Daye Nonferrious	CHINA	CID000343	Known
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359	CFSI
Gold	Doduco	GERMANY	CID000362	CFSI
Gold	Dowa	JAPAN	CID000401	CFSI
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSI
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFSI
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522	CFSI
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	CFSI
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	CFSI
`	Heimerle + Meule GmbH	GERMANY	CID000694	CFSI
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707	CFSI
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSI
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767	CFSI
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778	CFSI
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	CFSI
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSI
Gold	Istanbul Gold Refinery	TURKEY	CID000814	CFSI
Gold	Japan Mint	JAPAN	CID000823	CFSI
Gold	Jiangxi Copper Company Limited	CHINA	CID000855	CFSI
Gold	Johnson Matthey Hong Kong Ltd.	CHINA	CID000924	Known
Gold	Johnson Matthey Inc	UNITED STATES	CID000920	CFSI
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFSI
Gold	JSC Uralectromed	RUSSIAN FEDERATION	CID000929	CFSI
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN	CID000937	Known
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957	CFSI
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	CFSI
Gold	Kojima Chemicals Co. Ltd	JAPAN	CID000981	Known
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988	CFSI
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFSI
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032	CFSI
Gold	Lingbao Gold Company Limited	CHINA	CID001056	CFSI
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058	CFSI
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF	CID001078	Known
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093	CFSI
Gold	Materion	UNITED STATES	CID001113	CFSI
Gold	Matsuda Sangyo Co. Ltd	JAPAN	CID001119	Known
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149	CFSI
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152	CFSI
Gold	Metalor Technologies International SA	SWITZERLAND	CID001153	Known
Gold	Metalor USA Refining Corporation	a. North Attleboro, Massachusetts, USA	CID001157	CFSI
Gold	Met-Mex Peñoles, S.A.	MEXICO	CID001161	CFSI
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	CFSI
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSI
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFSI
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	CFSI
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	CFSI
Gold	Nihon Material Co. LTD	JAPAN	CID001259	CFSI
Gold	Ohio Precious Metals, LLC	a. Jackson, Ohio, USA	CID001322	CFSI
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325	CFSI
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326	CFSI
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328	CFSI
Gold	PAMP SA	SWITZERLAND	CID001352	CFSI
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362	CFSI
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFSI
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSI
Gold	PT Tambang Timah	INDONESIA	CID001477	Known
Gold	PX Précinox SA	SWITZERLAND	CID001498	CFSI
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512	CFSI
Gold	Royal Canadian Mint	CANADA	CID001534	CFSI
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	CFSI
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562	CFSI
Gold	Schone Edelmetaal	NETHERLANDS	CID001573	CFSI
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585	CFSI
Gold	Shandong Tiancheng Biological Gold Industrial Co Ltd	CHINA	CID001622	Known
Gold	Sichuan Tianze Precious Metals Co., Ltd		CID001736	CFSI
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	CFSI
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFSI
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	CFSI
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909	CFSI
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916	CFSI
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938	CFSI
Gold	Tongling Nonferrous Metal Group Co. Ltd	CHINA	CID001947	Known
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	CFSI
Gold	Umicore Brasil Ltda	BRAZIL	CID001977	CFSI
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	CFSI
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSI
Gold	United Precious Metal Refining, Inc.	a. Alden, New York, USA	CID001993	CFSI
Gold	Valcambi SA	SWITZERLAND	CID002003	CFSI
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSI
Gold	Yamamoto Precious Metal Co., Ltd	Japan	CID002100	Known
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129	CFSI
Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197	CFSI
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI
Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243	CFSI
Tantalum	A.L.M.T. Corp.	JAPAN	CID000004	Known
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSI
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	CFSI
Tantalum	Duoluoshan	CHINA	CID000410	CFSI
Tantalum	Exotech Inc.	UNITED STATES	CID000456	CFSI
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSI
Tantalum	FIR Metals & Resource., Ltd.	CHINA	CID002505	CFSI
Tantalum	Global Advanced Metals	UNITED STATES	CID000564	Known
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	CFSI
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	CFSI
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSI
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSI
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	CFSI
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	CFSI
Tantalum	H.C. Starck Group	GERMANY	CID000654	Known
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSI
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	CFSI
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550	CFSI
Tantalum	HC Starck	GERMANY	CID000683	Known
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSI
Tantalum	Hi-Temp	UNITED STATES	CID000731	CFSI
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSI
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFSI
Tantalum	Kemet Blue Powder	UNITED STATES	CID000963	CFSI
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	CFSI
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CID000973	CFSI
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	CFSI
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163	CFSI
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	CFSI
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	CFSI
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	CFSI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSI
Tantalum	Plansee	AUSTRIA	CID001368	Known
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	CFSI
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	CFSI
Tantalum	QuantumClean	UNITED STATES	CID001508	CFSI
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522	CFSI
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634	CFSI
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Known
Tantalum	Tantalite Resources	SOUTH AFRICA	CID001879	Known
Tantalum	Telex	UNITED STATES	CID001891	CFSI
Tantalum	Ulba	KAZAKHSTAN	CID001969	CFSI
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307	CFSI
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232	CFSI
Tantalum		UNITED STATES	CID002548	Known
Tin	Minsur	a. Paracas, Ica, Perú	CID001182	Known
Tin	Alpha	UNITED STATES	CID000292	CFSI
Tin	China Rare Metal Materials Company	CHINA	CID000244	CFSI
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278	CFSI
Tin	Cooper Santa	BRAZIL	CID000295	CFSI
Tin	CV Gita Pesona		CID000306	CFSI
Tin	CV JusTindo	INDONESIA	CID000307	CFSI
Tin	CV Makmur Jaya	INDONESIA	CID000308	CFSI
Tin	CV Nurjanah	INDONESIA	CID000309	CFSI
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	CFSI
Tin	CV United Smelting	a. Pangkal Pinang, Bangka, Indonesia	CID000315	CFSI
Tin	Dowa	JAPAN	CID000402	CFSI
Tin	EM Vinto	BOLIVIA	CID000438	CFSI
Tin	EM Vinto	THAILAND	CID001898	CFSI
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	CFSI
Tin	Fenix Metals	POLAND	CID000468	CFSI
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538	Known
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSI
Tin	Gejiu Zi-Li	CHINA	CID000555	CFSI
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760	CFSI
Tin	Jiangxi Nanshan	CHINA	CID000864	CFSI
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063	CFSI
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL	CID002468	CFSI
Tin	MALAYSIA SMELTING	a. Butterworth, Penang, Malaysia	CID001105	Known
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500	CFSI
Tin	Metallo Chimique	BELGIUM	CID001143	CFSI
Tin	Metallo Chimique	INDONESIA	CID001482	CFSI
Tin	Mineração Taboca S.A.	a. Pirapora do Bom Jesus, São Paulo, Brazil	CID001173	CFSI
Tin	Minmetals Ganzhou Tin Co. Ltd	CHINA	CID001179	Known
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSI
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305	CFSI
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI
Tin	OMSA	a. Oruro, Oruro, Bolivia	CID001337	CFSI
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393	CFSI
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSI
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	CFSI
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	CFSI
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409	CFSI
Tin	PT Bangka Putra Karya	INDONESIA	CID001412	CFSI
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	CFSI
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	CFSI
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSI
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424	CFSI
Tin	PT Bukit Timah	INDONESIA	CID001428	CFSI
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	CFSI
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSI
Tin	PT Fang Di MulTindo	INDONESIA	CID001442	CFSI
Tin	PT HP Metals Indonesia	INDONESIA	CID001445	CFSI
Tin	PT Karimun Mining	INDONESIA	CID001448	CFSI
Tin	PT Koba Tin	INDONESIA	CID001449	CFSI
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	CFSI
Tin	PT Panca Mega Persada	INDONESIA	CID001457	CFSI
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	CFSI
Tin	PT Prima Timah Utama	INDONESIA	CID001458	CFSI
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460	CFSI
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSI
Tin	PT Stanindo Inti Perkasa	a. Pangkal Pinang, Bangka, Indonesia	CID001468	CFSI
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	CFSI
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476	CFSI
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSI
Tin	PT Tommy Utama	INDONESIA	CID001493	CFSI
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494	CFSI
Tin	Rui Da Hung	TAIWAN	CID001539	CFSI
Tin	Smelter not yet identified	CHINA	2CHN013	Known
Tin	Smelter not yet identified	INDONESIA	2IDN006	Known
Tin	Smelter not yet identified	INDONESIA	2IDN031	Known
Tin	Smelter not yet identified	INDONESIA	2IDN035	Known
Tin	Soft Metais, Ltda.	BRAZIL	CID001758	CFSI
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFSI
Tin	Yunnan Chengfeng	CHINA	CID002158	Known
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Known
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSI
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	CID000258	CFSI
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.		CID002518	CFSI
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	CFSI
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSI
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSI
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	CFSI
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFSI
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	CFSI
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFSI
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	CFSI
Tungsten	Hunan Chenzhou Mining Group Co	CHINA	CID000766	CFSI
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSI
Tungsten	Japan New Metals Co Ltd	JAPAN	CID000825	CFSI
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSI
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	CFSI
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493	CFSI
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFSI
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFSI
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSI
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	CFSI
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	CFSI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFSI
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	CFSI
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	CID002011	CFSI
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSI
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047	CFSI
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI
Tungsten	Xiamen Tungsten Co., Ltd	CHINA	CID002082	CFSI
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236	Known